EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
November 28, 2007
CROSSTEX TO PRESENT DECEMBER 6 AT SIXTH ANNUAL
WACHOVIA PIPELINE AND ENERGY MLP CONFERENCE IN NEW YORK
DALLAS, November 28, 2007 — Crosstex Energy, L.P. (NASDAQ: XTEX) and Crosstex Energy, Inc. (NASDAQ: XTXI) announced today that William W. Davis, Executive Vice President and Chief Financial Officer, will present at the Sixth Annual Wachovia Pipeline and Energy MLP Conference in New York at 1:50 p.m. Eastern time on Thursday, December 6.
The presentation will not be web cast, but interested parties can download the related presentation material immediately prior to the scheduled speaking time by visiting the company’s web site at www.crosstexenergy.com. Click on the Investors page and then Overview for both Crosstex Energy, L.P. and Crosstex Energy, Inc.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 200 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 3.5 Bcf/day of natural gas, or approximately 7.0 percent of marketed U.S. daily production.
Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) owns the two percent general partner interest, a 38 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Investor Contact:	Crystal C. Bell, Investor Relations Specialist
Phone: 214-721-9407
Chris.Bell@CrosstexEnergy.com

Media Contact:	Jill McMillan, Manager of Public & Industry Affairs
Phone: 214-721-9271
Jill.McMillan@CrosstexEnergy.com